UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 17, 2017

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Executive Officer

Eric Bauer, the Chief Operating Officer of Repro Med Systems, Inc. (the “Company”), has announced his resignation as an officer and employee of the Company effective November 17, 2017.  The terms of Mr. Bauer’s separation from the Company have not yet been determined.  Mr. Bauer has agreed to assist the Company with an orderly transition.

ITEM 8.01.   OTHER INFORMATION.

On November 22, 2017, the Company announced the closing of the FDA Warning Letter and certain organizational changes as a result of a comprehensive strategic review undertaken by the Board of Directors.

As part of the strategic review, the Board of Directors, encouraged by CEO and Chairman of the Board Andrew Sealfon, has initiated a search to find a qualified successor for Mr. Sealfon as CEO as soon as practicable.  Mr. Sealfon continues to serve as CEO until such successor has been appointed, and Mr. Sealfon is anticipated to thereafter remain at the Company until his retirement.

A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

Forward-looking Statements

The press release and this report contain forward-looking statements under the Private Securities Litigation Reform Act of 1995 including but not limited to those relating to Mr. Bauer’s transition assistance. Such forward-looking statements are based on current expectations, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: November 22, 2017	By:	/s/ Andrew I. Sealfon
Andrew I. Sealfon President and Chief Executive Officer